Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-185154, 333-251235 and 333-268395 on Form S-8 and Registration Statement No. 333-252519 on Form S-3 of our reports dated November 18, 2022, relating to the consolidated financial statements of Washington Federal, Inc., and the effectiveness of Washington Federal, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2022.
Seattle, Washington
November 18, 2022